SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial Obligation.

On October 1, 2004, Alion Science and Technology Corporation (the “Company”) borrowed $22.0 million under the senior term loan component of its Term B senior credit facility arranged by Credit Suisse First Boston. Taking into account the $50.0 million the Company borrowed under the senior term loan on August 2, 2004, the Company has borrowed a total of $72.0 million under its senior term loan and, taking into account the approximate $0.64 million of letters of credit issued and deemed issued under the revolving credit component of the Term B senior credit facility, the Company’s aggregate senior debt outstanding under its Term B senior credit facility approximates $72.64 million. The Company used the proceeds of its October 1, 2004 borrowing to redeem entirely the Company’s mezzanine note and to pay accrued interest and a prepayment premium under the mezzanine note.

During the first four years of the term of the Term B senior credit facility, the Company is obligated to pay quarterly installments of principal in an amount equal to 0.25 percent of the principal amount then outstanding. During the fifth and final year of the term, the Company is obligated to pay quarterly installments of principal in an amount equal to 24 percent of the principal amount then outstanding. The Company has elected to have the senior term loan bear interest at a Eurodollar rate, which was approximately 2.2 percent as of October 1, 2004. When combined with the applicable margin, the Company currently pays an aggregate interest rate of approximately 4.9 percent on its senior term loan.

The Company has entered into an interest rate cap agreement with one of its senior lenders. Under that agreement, the senior lender is obligated to refund to the Company interest in excess of 3.89 percent paid by the Company on its LIBOR based loan from September 30, 2004 through September 29, 2005 and interest in excess of 4.66 percent paid by the Company on its LIBOR based loan from September 30, 2005 through September 29, 2007. The interest rate cap applies to that portion of the Company’s principal balance outstanding beginning with approximately the first $37.5 million principal balance for the period September 30, 2004 through and including December 31, 2004. Thereafter, the approximate principal balance to which the interest rate cap agreement applies declines quarterly, and the interest rate cap agreement applies approximately to the first $34.5 million principal balance during the final quarter of the agreement, July 1, 2007 through September 30, 2007.

The Term B senior credit facility contains customary events of default under which the Company’s repayment obligations may be accelerated. These events of default include, but are not limited to, payment defaults, uncured covenant breaches, default under certain other indebtedness of the Company and certain bankruptcy and insolvency events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2004
ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Manik K. Rath
	Name: Title:	Manik K. Rath Vice President and Deputy General Counsel

3